AMENDED AND RESTATED
                   ARTICLES OF INCORPORATION
                               OF
                     ILLINOIS POWER COMPANY


     1.   Illinois Power Company (the "Corporation" or the
"Company" ) was incorporated on May 25, 1923 under the name of Illinois Power and Light Corporation.

     2.   The Corporation adopted the name Illinois Iowa Power
Company, effective May 1, 1937, and the name Illinois Power
Company, effective November 1, 1943.

     3. The address of the registered office of the Corporation is 500 South 27th Street, Decatur, Illinois 62525 and the name of the registered agent of the Corporation is Leah Manning Stetzner.

     4. The amendment to the Articles of Incorporation is a restatement, and the Articles of Incorporation are restated on August 10, 1994, in their entirety, to read as follows:


                           ARTICLE I

     The name of the Corporation is Illinois Power Company.


                           ARTICLE II

     The duration of the Corporation is perpetual.


                          ARTICLE III

     The location of the principal office of the Corporation is 500 South 27th Street, Decatur, Illinois 62525.


                           ARTICLE IV

     The purposes for which the Corporation is organized are to engage in the businesses of (a) manufacturing, generating, producing, buying, transmitting, distributing and selling electric energy and artificial and natural gas for light, heat, power and other purposes, (b) buying, selling and dealing in real and personal property of every kind and description and (c) any kind in which corporations are permitted or may hereafter be permitted to engage under the laws of the State of Illinois.



                           ARTICLE V

     The aggregate number of shares which the Corporation is authorized to issue is 115,000,000, divided into four classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

     (a) 5,000,000 shares of Serial Preferred Stock of the par value of $50 per share (the "Serial Preferred Stock");

     (b) 5,000,000 shares of Serial Preferred Stock without par value (the "Serial Preferred Stock without par value");

     (c)  5,000,000 shares of Preference Stock without par value
(the "Preference Stock"); and

     (d)  100,000,000 shares of Common Stock without par value
(the "Common Stock").

     There are now issued and outstanding 75,643,937 shares of Common Stock and 6,420,300 shares of Preferred Stock, and the paid-in capital for all outstanding shares of the Corporation is $1,763,623,496.

     The authorized shares of Serial Preferred Stock and Serial
Preferred Stock without par value include the following described shares now issued and outstanding:

     Number of        Designation
       Shares          of Series

       300,000           4.08% Serial Preferred Stock
       150,000.      4.26% Serial Preferred Stock
       200,000       4.70% Serial Preferred Stock
       150,000       4.42% Serial Preferred Stock
       180,000       4.20% Serial Preferred Stock
       600,000       8.24% Serial Preferred Stock
       700,000       7.56% Serial Preferred Stock
      1,000,000          8     % Serial Preferred Stock
      1,000,000      Adj. Rate Series A Serial Preferred Stock without
par value
       910,300       Adj. Rate Series B Serial Preferred Stock without
par value
       360,000       8.00%          Serial Preferred Stock without par
value
       870,000       7 3/4% Serial Preferred Stock

All shares of Serial Preferred Stock shall constitute one class of stock and all shares of Serial Preferred Stock without par value shall constitute one class of stock, in each case, regardless of the designation thereof. All shares of Serial Preferred Stock and all shares of Serial Preferred Stock without par value shall be of equal rank and shall confer equal rights upon the holders thereof except as to variations between different series and the relative rights and preferences thereof as permitted or contemplated by the resolutions of the Board of Directors of the Corporation fixing and determining the relative rights and preferences of the shares of any such series. The term "Preferred Stock", when hereafter used, shall mean the Serial Preferred Stock and the Serial Preferred Stock without par value.


     The term "subordinate stock", when hereinafter used with reference to stock junior to the Serial Preferred Stock and the Serial Preferred Stock without par value, means the Preference Stock, the Common Stock and stock of any other class, which may hereafter be authorized, ranking junior to the Serial Preferred Stock, and Serial Preferred Stock without par value with respect to the payment of dividends or the distribution of assets; and, when hereinafter used with reference to stock junior to the Preference Stock, means the Common Stock and stock of any other class, which may hereafter be authorized, ranking junior to the Preference Stock with respect to the payment of dividends or the distribution of assets.

     The preferences, qualification, limitations, restrictions, and the special and relative rights in respect of the shares of each class are as follows:

           1.  PROVISIONS RELATING TO PREFERRED STOCK

     (a) Authority is hereby expressly vested in the Board of Directors of the Corporation to divide, and to provide for the issue from time to time of, the Serial Preferred Stock and Serial
Preferred Stock without par value in series and to fix and determine as to each series:

       (i) The annual dividend rate for the particular series and
the date from which                     dividends on all shares
of such series issued prior to the record date for the first dividend payment date for such series shall be cumulative;

       (ii) The redemption price per share for the particular series, which (exclusive of accrued and unpaid dividends) shall not exceed 120% of the amount per share of the consideration for which shares of such series are to be issued;

       (iii)    The amount or amounts per share for the
particular series payable to the   holders thereof in case of
dissolution, liquidation or winding up of the affairs of the Corporation or upon any distribution of its capital, but such amount or amounts (exclusive of accrued and unpaid dividends) shall not exceed the par value of the shares which are to be issued if such shares have a par value;

       (iv) The rights, if any, of the holders of the shares of the particular series to convert such shares into shares of stock of the Corporation of another class, with any provision for the subsequent adjustment of such conversion rights;

       (v) The sinking fund provisions, if any, for the redemption or purchase of such shares (the term "sinking fund", as used herein, includes any analogous fund, however designated);

       (vi) Any other variations in the relative rights and preferences as between different series, not inconsistent with the provisions of the Restated Articles of Incorporation, as amended, to the full extent which may hereafter be permitted by the laws of Illinois; and

       (vii) The number of shares constituting the particular series.


     The Board of Directors is also authorized, from time to time, to fix and determine the relative rights and preferences of the authorized but unissued shares of Preferred Stock of any series theretofore established, in respect of which either the relative rights and preferences have not been fixed and determined or the relative rights and preferences theretofore fixed and determined are to be changed.

     Shares of Preferred Stock redeemed, or purchased and cancelled, or converted into shares of stock of the Corporation of another class, as may have been theretofore provided, shall be and shall be deemed to be authorized but unissued shares of Serial Preferred Stock or Serial Preferred Stock without par value, as the case may be, undesignated as to series.

     All shares of the Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. No dividend shall be declared on any series of the Preferred Stock in respect of any quarter-yearly dividend period unless there shall likewise be or have been declared on all shares of the Preferred Stock of each other series at the time outstanding like proportionate dividends ratably in proportion to the respective annual dividend rates fixed therefor, as hereinbefore provided. On any liquidation, dissolution or winding up of the Corporation, in the event that the amounts payable with respect to all series of the Preferred Stock are not paid in full, the shares of all series of the Preferred Stock shall share ratably in accordance with the respective amounts which would be payable on said shares if all amounts payable were discharged in full.

     (b) Before any dividends on subordinate stock shall be paid or declared, the holders of Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared, out of any surplus legally available for the declaration of dividends, cumulative dividends at the annual dividend rate for the particular series theretofore fixed by the Board of Directors as hereinbefore provided, payable quarter-yearly on the first days of February, May, August and November in each year, to shareholders of record on the respective dates, not exceeding forty and not less than ten days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of the payment of each particular dividend. Such dividends on shares of Preferred Stock shall be cumulative, in the case of all shares of each particular series:

       (i) if issued prior to the record date for the first dividend on the shares of such series, then from the date theretofore fixed for the purpose by the Board of Directors as hereinbefore provided;

       (ii) if issued during the period commencing immediately after a record date for a dividend on the shares of such series and terminating at the close of the payment date for such dividend, then from said last mentioned dividend payment date;
and

       (iii) otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares;

so that if dividends on all outstanding shares of each particular series of Preferred Stock, at the annual dividend rate fixed as hereinbefore provided, shall not have been paid for all past quarter-yearly dividend periods, and the full dividends thereon at said rate for the current quarter-yearly dividend period shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment at said rate, but without interest on cumulative dividends, before any dividends shall be declared or any distribution made on subordinate stock. The holders of Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this subdivision (b).

     (c) After all dividends on Preferred Stock of all series for all past quarter-yearly dividend periods shall have been paid or declared, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on subordinate stock from time to time out of surplus legally available for the declaration of dividends.

     (d) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock at the time outstanding, or the whole or any part of any series thereof, at any time or from time to time, by paying such redemption price therefor as shall have been fixed by the Board of Directors as hereinbefore provided, together with a sum in the case of each share so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon. Notice of every such redemption shall be given by publication, published at least once in a daily newspaper printed in the English language and published and of general circulation in The City of Chicago, Illinois, such publication to be at least thirty days and not more than sixty days prior to the date fixed for such redemption. At least thirty days' and not more than sixty days' previous notice of every such redemption shall also be mailed to the holders of record of the Preferred Stock to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation; but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Preferred Stock so to be redeemed. In case of the redemption of a part only of any series of Preferred Stock at the time outstanding, the Corporation shall select by lot or in such other manner as the Board of Directors may determine, the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which Preferred Stock shall be redeemed from time to time. If such notice of redemption shall have been duly given by publication, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside so as to be available therefor, then, notwithstanding that any certificate for the shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights with respect to such shares of Preferred Stock so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest; provided, however, that the Corporation may, after giving notice by publication of any such redemption and prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of Preferred Stock to be redeemed, with a bank or trust company in good standing organized under the laws of the United States of America or of the State of Illinois, doing business in The City of Chicago, Illinois, having a capital surplus and undivided profits aggregating at least $5,000,000 all funds necessary for such redemption, and thereupon all shares of Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except the rights of the holders thereof to receive the amount payable upon the redemption thereof, but without interest, and to convert such shares into shares of stock of the Corporation of another class within the limitations for the particular series theretofore prescribed by the Board of Directors as hereinbefore provided.

     (e) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation or any distribution of its capital, then before any distribution shall be made to the holders of subordinate stock the holders of shares of Preferred Stock at the time outstanding shall be entitled to be paid in cash such amount as shall have been fixed by the Board of Directors as hereinbefore provided, together with a sum in the case of each such share, computed at the annual dividend rate for the series of which the particular share is a part from the date from which dividends on such shares became cumulative to the date fixed for the payment of such distributive amounts, less the aggregate of dividends theretofore or on such date paid thereon. After such payment to the holders of Preferred Stock the remaining assets and funds of the Corporation shall be divided and distributed among the holders of subordinate stock then outstanding, according to their respective rights.

     (f) (1)   The Corporation shall not, without the consent
(given by vote at a meeting called for that purpose) of the holders of at least a majority of the total number of shares of Preferred Stock then outstanding, issue any unsecured notes, debentures or other securities representing unsecured indebtedness, or assume any such unsecured indebtedness, for purposes other than

       (A) the refunding of outstanding unsecured indebtedness theretofore issued or assumed by the Corporation,

       (B) the reacquisition, redemption or other retirement of any indebtedness which reacquisition, redemption or other retirement has been approved by any regulatory authority having jurisdiction in the premises, or

       (C) the reacquisition, redemption or other retirement of all outstanding shares of Preferred Stock or of any other class of stock ranking prior to, or on a parity with, Preferred Stock as to dividends or other distributions, if immediately after such issue or assumption the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation including unsecured indebtedness then to be issued or assumed would exceed twenty per cent (20%) of the aggregate of

       (a) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding, and

       (b) the capital and surplus of the Corporation as then to be stated on the books of account of the Corporation.

     (2) The Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of shares of Preferred Stock then outstanding, issue, sell, or otherwise dispose of any shares of Preferred Stock, or of any other class of stock ranking prior to, or on a parity with, Preferred Stock as to dividends, in liquidation, dissolution, winding up or distribution, unless the net income of the Corporation determined in conformity with generally accepted accounting principles, adjusted for miscellaneous income and expense net, plus the gross amount deducted for interest on all interest bearing indebtedness of the Corporation in determining net income for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance, sale or disposition of such stock, to be available for the payment of interest shall have been at least one and one-half (1 1/2) times the sum of (a) the annual interest charges on all interest-bearing indebtedness of the Corporation and (b) the annual dividend requirements on all outstanding shares of Preferred Stock and of all other classes of stock ranking prior to, or on a parity with, Preferred Stock as to dividends or distributions, including the shares proposed to be issued; provided that, there shall be excluded from the foregoing computation, interest charges on all indebtedness and dividends on all shares of stock which are to be retired in connection with the issue of such additional shares of Preferred Stock or other class of stock ranking prior to, or on a parity with, Preferred Stock as to dividends or distributions; and provided, further, that in any case where such additional shares of Preferred Stock or other class of stock ranking prior to, or on a parity with, Preferred Stock as to dividends or distributions, are to be issued in connection with the acquisition of new property, the net income of the property to be so acquired, determined and adjusted in the same manner as the net income of the Corporation is to be determined and adjusted as set forth above, may be included on a pro forma basis in the foregoing computation.

     (g) If any shares of Preferred Stock are outstanding, the Corporation shall not create any new class of stock having rights and preferences prior and superior to Preferred Stock, or change the preferences, qualifications, limitations, restrictions, or special or relative rights of the shares of Preferred Stock, without the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of two-thirds of the aggregate number of shares of Preferred Stock (regardless of series) then outstanding; provided, however, that if any such change shall affect less than all series of Preferred Stock, then such affirmative consent shall also be required of the holders of two-thirds of the aggregate number of shares of Preferred Stock of the particular series so affected. Subject to the foregoing provisions, the Corporation reserves the right to amend, alter, change or repeal in the manner now or hereafter prescribed by law any provision contained in the Restated Articles of Incorporation or in any resolution of the Board of Directors establishing and designating a series of Preferred Stock and fixing or determining the relative rights and preferences thereof contained in any statement filed with the Secretary of State of Illinois as required by the laws of Illinois; and all rights herein conferred upon the stockholders are granted subject to this reservation.

     (h) No holder of Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.


     (i)   4.08% Cumulative Preferred Stock.  A series of Serial
Preferred Stock is designated as "4.08% Cumulative Preferred
Stock" and has the following relative rights and preferences:

       (a) The number of shares constituting the 4.08% Cumulative
Preferred Stock is   300,000.

       (b) The annual dividend rate on the 4.08% Cumulative Preferred Stock shall be $2.04 per share in cash, and no more, and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date on such series shall be cumulative shall be the date of issue thereof.

       (c) The redemption price for the 4.08% Cumulative
Preferred Stock (exclusive of accrued and unpaid dividends), to be paid in cash, shall be $51.50 per share.

       (d) The amount payable to the holders of the 4.08% Cumulative Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation or upon any distribution of its capital shall be at the rate of $50 per share in cash (exclusive of accrued and unpaid dividends).

     (j)   4.26% Cumulative Preferred Stock.  A series of Serial
Preferred Stock is designated as "4.26% Cumulative Preferred
Stock" and has the following relative rights and preferences:

       (a) The number of shares constituting the 4.26% Cumulative
Preferred Stock  is 150,000.

       (b) The annual dividend rate on the 4.26% Cumulative Preferred Stock shall be $2.13 per share in cash, and no more, and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date on such series shall be cumulative shall be the date of issue thereof.

       (c) The redemption price for the 4.26% Cumulative
Preferred Stock (exclusive    of   accrued and unpaid dividends),
to be paid in cash, shall be $51.50 per share.

       (d) The amount payable to the holders of the 4.26% Cumulative Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation or upon any distribution of its capital shall be at the rate of $50 per share in cash (exclusive of accrued and unpaid dividends).

     (k) 4.70% Cumulative Preferred Stock. A series of Serial Preferred Stock is designated as "4.70% Cumulative Preferred Stock" and has the following relative rights and preferences:
       (a) The number of shares constituting the 4.70% Cumulative Preferred Stock is 200,000.

       (b) The annual dividend rate on the 4.70% Cumulative Preferred Stock shall be $2.35 per share in cash, and no more, and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date on such series shall be cumulative shall be the date of issue thereof.


       (c) The redemption price for the 4.70% Cumulative
Preferred Stock (exclusive    of   accrued and unpaid dividends),
to be paid in cash, shall be $51.50 per share.

       (d) The amount payable to the holders of the 4.70% Cumulative Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company or upon any distribution of its capital shall be at the rate of $50 per share in cash (exclusive of accrued and unpaid dividends).

     (l)   4.42% Cumulative Preferred Stock.   A series of Serial
Preferred Stock is designated as "4.42% Cumulative Preferred
Stock" and has the following relative rights and preferences:

       (a) The number of shares constituting the 4.42% Cumulative
Preferred Stock  is 150,000.

       (b) The annual dividend rate on the 4.42% Cumulative Preferred Stock shall be $2.21 per share in cash, and no more, and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date on such series shall be cumulative shall be the date of issue thereof.

       (c) The redemption price for the 4.42% Cumulative
Preferred Stock (exclusive    of   accrued and unpaid dividends),
to be paid in cash, shall be $51.50 per share.

       (d) The amount payable to the holders of the 4.42% Cumulative Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company or upon any distribution of its capital shall be at the rate of $50 per share in cash (exclusive of accrued and unpaid dividends).

       (m) 4.20% Cumulative Preferred Stock.   A series of Serial
Preferred Stock is designated as "4.20% Cumulative Preferred
Stock" and has the following relative rights and preferences:

       (a) The number of shares constituting the 4.20% Cumulative
Preferred Stock  is 180,000.

       (b) The annual dividend rate on the 4.20% Cumulative Preferred Stock shall be $2.10 per share in cash, and no more, and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment on such series shall be cumulative shall be the date of issue thereof.

       (c) The redemption price for the 4.20% Cumulative
Preferred Stock (exclusive    of   accrued and unpaid dividends),
to be paid in cash, shall be $52.00 per share.

       (d) The amount payable to the holders of the 4.20% Cumulative Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation or upon any distribution of its capital shall be at the rate of $50 per share in cash (exclusive of accrued and unpaid dividends).




     (n)   8.24% Cumulative Preferred Stock.   A series of Serial
Preferred Stock is designated as "8.24% Cumulative Preferred Stock" and has the following relative rights and preferences:
       (a) The number of shares constituting the 8.24% Cumulative Preferred Stock is 600,000.

       (b) The annual dividend rate on the 8.24% Cumulative Preferred Stock shall be $4.12 per share in cash, and no more, and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment on such series shall be cumulative shall be the date of issue thereof.

       (c) The redemption price for the 8.24% Cumulative
Preferred Stock (exclusive    of   accrued and unpaid dividends),
to be paid in cash, shall be $51.90 per share.

       (d) The amount payable to the holders of the 8.24% Cumulative Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company or upon any distribution of its capital shall be at the rate of $50 per share in cash (exclusive of accrued and unpaid dividends).

     (o)   7.56% Cumulative Preferred Stock.   A series of Serial
Preferred Stock is designated as "7.56% Cumulative Preferred Stock" and has the following relative rights and preferences:
       (a) The number of shares constituting the 7.56% Cumulative Preferred Stock is 700,000.

       (b) The annual dividend rate on the 7.56% Cumulative Preferred Stock shall be $3.78 per share in cash, and no more, and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment on such series shall be cumulative shall be the date of issue thereof.

       (c) The redemption price for the 7.56% Cumulative
Preferred Stock (exclusive    of   accrued and unpaid dividends),
to be paid in cash, shall be $51.685 per share.

       (d) The amount payable to the holders of the 7.56% Cumulative Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation or upon any distribution of its capital shall be at the rate of $50 per share in cash (exclusive of accrued and unpaid dividends).

     (p)  8% Cumulative Preferred Stock.  A series of Serial
Preferred Stock is designated as "8% Cumulative Preferred Stock" and has the following rights and preferences:

       (a) The number of shares constituting the 8% Cumulative
Preferred Stock is 1,000,000.

       (b) The annual dividend rate on the 8% Cumulative
Preferred Stock shall be $4.00 per share in cash, and no more, and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment on such series shall be cumulative shall be the date of issue thereof.

       (c) The redemption price for the 8% Cumulative Preferred
Stock (exclusive    of   accrued and unpaid dividends), to be
paid in cash, shall be $52.29 per share.

       (d) The amount payable to the holders of the 8% Cumulative Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation or upon any distribution of its capital shall be at the rate of $50 per share in cash (exclusive of accrued and unpaid dividends).

     (q) Cumulative Preferred Stock, Adjustable Rate Series A. A series of Serial Preferred Stock without par value is designated as "Cumulative Preferred Stock, Adjustable Rate Series A" (such series being called in this subdivision (q) the "New Preferred Stock"), and has the following relative rights and preferences:

       (a) The number of shares constituting the New Preferred
Stock is 1,000,000.

       (b) (i) The annual dividend rate on the New Preferred Stock shall be the amount per share, in cash, computed in accordance with the provisions of this paragraph (b), and no more, and the date from which dividends on all shares of the New Preferred Stock issued prior to the record date for the first dividend payment on the New Preferred Stock shall be cumulative shall be the date of issue thereof. The amount of dividends per share on each share of the New Preferred Stock for each dividend period shall be computed by dividing the dividend rate for such dividend period, as determined in accordance with the provisions of this paragraph (b), by four, and applying the quotient thus obtained against $50.00. The amount of dividends payable on each share of the New Preferred Stock for the initial dividend period or any dividend period shorter than a full quarterly dividend period shall be computed on the basis of 30-day months and a 360-day year.

           (ii) The dividend rate for the initial dividend period ending April 30, 1983 and the quarterly dividend period ending July 31, 1983 shall be 9.75%. The dividend rate for each subsequent dividend period shall be the Applicable Rate (as defined below) for such dividend period, except that in no event shall the dividend rate for any dividend period be less than 6% or greater than 12%.

           (iii) Except as provided below in this clause (iii), the "Applicable Rate" for any dividend period shall be (A) 3.35% less than (B) the highest of (1) the Treasury Bill Rate, (2) the Ten Year Constant Maturity Rate and (3) the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. In the event that the Company determines in good faith that for any reason one or more of such Rates cannot be determined for any dividend period, then the Applicable Rate for such dividend period shall be calculated based upon the higher of whichever of such Rates can be determined. In the event that the Company determines in good faith that none of such Rates can be determined for any dividend period, then the Applicable Rate for such dividend period shall be the Applicable Rate in effect for the preceding dividend period.

           (iv) Except as provided below in this clause (iv), the "Treasury Bill Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period (as defined below)) for three-month U. S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of February, May, August or November, as the case may be, prior to the dividend period for which the dividend rate on the New Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.
S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U. S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U. S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U. S. Treasury bills then having maturities of not less than 80 or more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank of by any U. S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U. S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U. S. Treasury securities with a maturity of not less than 80 or more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U. S. Government securities dealers selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any dividend period as provided above in this clause (iv), then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest-bearing U. S. Treasury securities with a maturity of not less than 80 or more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U. S. Government securities dealers selected by the Company.

           (v) Except as provided below in this clause (v), the "Ten Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of February, May, August, or November, as the case may be, prior to the dividend period for which the dividend rate on the New Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U. S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities (as defined below) ) then having maturities of not less than eight or more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this clause (v), then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U. S. Government securities dealers selected by the Company.

           (vi) Except as provided below in this clause (vi), the "Twenty Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of February, May, August or November, as the date may be, prior to the dividend period for which the dividend rate
on the New Preferred Stock is being determined.    In the event
that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any
U. S. Government department or agency selected by the Company.
In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U. S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen or more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Twenty Year Constant Maturity Rate for such dividend period as provided above in this clause (vi), then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen or more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U. S. Government securities dealers selected by the Company.

           (vii) The Treasury Bill Rate, the Ten Year Constant
Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five one-hundredths of a percentage point.

           (viii) The dividend rate with respect to each dividend period will be calculated as promptly as practicable by the Company according to the appropriate method described herein.
The mathematical accuracy of each such calculation will be confirmed in writing by Price Waterhouse, or by any other independent accountants selected by the Company. The Company will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new dividend period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the New Preferred Stock.

           (ix) As used herein, the term "Calendar Period" means a period of fourteen calendar days; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U. S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Twenty Year Average Yield" means the average yield to maturity for actively traded marketable U. S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).


     (c)    The redemption price for the shares of the New
Preferred Stock (exclusive of accrued and unpaid dividends), to be paid in cash, shall be $50.00 per share.

       (d) The amount payable to the holders of the shares of the New Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company or upon any distribution of its capital shall be at the rate of $50.00 per share in cash, together with accrued and unpaid dividends.

     (r) Cumulative Preferred Stock, Adjustable Rate Series B. A series of Serial Preferred Stock without par value is designated as "Cumulative Preferred Stock, Adjustable Rate Series B" (such series being called in this subdivision (r) the "New Preferred Stock"), and has the following relative rights and preferences:

       (a) The number of shares constituting the New Preferred
Stock is 1,000,000.

       (b) (i) The annual dividend rate on the New Preferred Stock shall be the amount per share, in cash, computed in accordance with the provisions of this paragraph (b), and no more, and the date from which dividends on all shares of the New Preferred Stock issued prior to the record date for the first dividend payment on the New Preferred Stock shall be cumulative shall be the date of issue thereof. The amount of dividends per share on each share of the New Preferred Stock for each dividend period shall be computed by dividing the dividend rate for such dividend period, as determined in accordance with the provisions of this paragraph (b), by four, and applying the quotient this obtained against $50.00. The amount of dividends payable on each share of the New Preferred Stock for the initial dividend period or any dividend period shorter than a full quarterly dividend period shall be computed on the basis of 30-day months and a 360-day year.

           (ii) The dividend rate for the initial dividend period ending July 31, 1985 shall be 10.10%. The dividend rate for each subsequent dividend period shall be the Applicable Rate (as defined below) for such dividend period, except that in no event shall the dividend rate for any dividend period be less than 7% or greater than 14.5%.

           (iii) Except as provided below in this clause (iii), the "Applicable Rate" for any dividend period shall be (A) 1.50% less than (B) the highest of (1) the Treasury Bill Rate, (2) the Ten Year Constant Maturity Rate and (3) the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. In the event that the Company determines in good faith that for any reason one or more of such Rates cannot be determined for any dividend period, then the Applicable Rate for such dividend period shall be calculated based upon the higher of whichever of such Rates can be determined. In the event that the Company determines in good faith that none of such Rates can be determined for any dividend period, then the Applicable Rate for such dividend period shall be the Applicable Rate in effect for the preceding dividend period.

           (iv) Except as provided below in this clause (iv), the "Treasury Bill Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period (as defined below) ) for three-month U. S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of February, May, August or November, as the case may be, prior to the dividend period for which the dividend rate on the New Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.
S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U. S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U. S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U. S. Treasury bills then having maturities of not less than 80 or more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U. S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U. S. Treasury securities with a maturity of not less than 80 or more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U. S. Government securities dealers selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any dividend period as provided above in this clause (iv), then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during the related Calendar Period for each of the issues of marketable interest-bearing U. S. Treasury securities with a maturity of not less than 80 or more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U. S. Government securities dealers selected by the Company.

       (v) Except as provided below in this clause (v), the "Ten Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of February, May, August, or November, as the case may be, prior to the dividend period for which the dividend rate on the New Preferred Stock is being determined. In the event
that the Federal Reserve Board does not publish such    a weekly
per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U. S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities (as defined below) ) then having maturities of not less than eight or more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this clause (v), then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U. S. Government securities dealers selected by the Company.

        (vi) Except as provided below in this clause (vi), the "Twenty Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of February, May, August or November, as the date may be, prior to the dividend period for which the dividend rate
on the New Preferred Stock is being determined.    In the event
that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any
U. S. Government department or agency selected by the Company.
In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U. S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen or more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Twenty Year Constant Maturity Rate for such dividend period as provided above in this clause (vi), then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen or more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized U. S. Government securities dealers selected by the Company.

               (vii) The Treasury Bill Rate, the Ten Year
Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five one-hundredths of a percentage point.

               (viii) The dividend rate with respect to each dividend period will be calculated as promptly as practicable by the Company according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by Price Waterhouse, or by any other independent accountants selected by the Company. The Company will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new dividend period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the New Preferred Stock.

        (ix) As used herein, the term "Calendar Period" means a period of fourteen calendar days; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U. S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Twenty Year Average Yield" means the average yield to maturity for actively traded marketable U. S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).




     (c) The redemption prices for the shares of the New Preferred Stock (exclusive of accrued and unpaid dividends), to be paid in cash, shall be $51.50 per share if redeemed on or after May 1, 1990, but prior to May 1, 1995 and $50.00 per share if redeemed on or after May 1, 1995.

       (d) The amount payable to the holders of the shares of the New Preferred Stock upon voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company or upon any distribution of its capital shall be at the rate of $50.00 per share in cash, together with accrued and unpaid dividends.

     (s)   8.00% Cumulative Preferred Stock.  A series of Serial
Preferred Stock without par value is designated as "8.00%
Cumulative Preferred Stock" (such series being called in this subdivision (s) the "New Preferred Stock"), and has the following relative rights and preferences:

       (a) The number of shares constituting the New Preferred
Stock when originally    issued prior to February 1, 1993 was
600,000 and on the date of this restatement of the Articles of Incorporation is 360,000.

       (b) The annual dividend rate on the New Preferred Stock
shall be $8.00 per share      in cash, and no more, and the date
from which dividends on all shares of the New Preferred Stock issued prior to the record date for the first dividend payment on the New Preferred Stock shall be cumulative shall be the date of issue thereof.

       (c) Except in the case of sinking fund redemptions, the redemption prices for the New Preferred Stock (exclusive of accrued and unpaid dividends), to be paid in cash, shall be $101.00 per share if redeemed on or after February 1, 1994 but prior to February 1, 1995; and $100.00 per share if redeemed on or after February 1, 1995.

       (d) So long as any shares of the New Preferred Stock are
outstanding, the    Company shall, as a sinking fund for the New
Preferred Stock, redeem on February 1, 1993, and on each February 1 thereafter to and including February 1, 1997, 120,000 shares of the New Preferred Stock, or such lesser number of shares as shall be outstanding on any such date (such required redemptions being herein called the "sinking fund requirements"), at a sinking fund redemption price of $100.00 per share, together with a sum in the case of each share so to be redeemed, computed at the annual dividend rate of the New Preferred Stock from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon. Sinking fund requirements shall be cumulative, so that if the Company shall fail in any year to redeem the number of shares required by the sinking fund requirements applicable to that year, the amount of the deficiency shall be added to the sinking fund requirements applicable to the next succeeding year or years until such deficiency shall be made good. The Company may, at its option, increase the sinking fund requirements applicable to any year by not more than 120,000 additional shares of the New Preferred Stock at the sinking fund redemption price of $100.00 per share, together with a sum in the case of each share so to be redeemed, computed at the annual dividend rate for the New Preferred Stock from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon. The right to increase any such sinking fund requirements shall not be cumulative and shall not reduce the sinking fund requirements in any subsequent year. The sinking fund requirements may be satisfied in whole or in part by shares of the New Preferred Stock redeemed other than through the sinking fund, or otherwise purchased or acquired and cancelled by the Company, and not theretofore applied in satisfaction of any sinking fund requirements. Notwithstanding any of the other provisions of this subdivision (s), if any February 1 referred to above in this paragraph (d) shall be a Saturday, a Sunday, or a legal holiday for banking institutions in the State of Illinois, the sinking fund requirements to be effected on such February 1 shall be effected on the next succeeding date which is not a Saturday, a Sunday or such a legal holiday. No redemptions shall be made through the sinking fund, or funds set aside for such purpose, unless dividends on all shares of the Company's Preferred Stock for all past dividend periods shall have been paid in full or declared and funds set aside for payment. Except to the extent required by the provisions of this paragraph (d), the provisions of subdivision (d) of Section 1 of Article V of the Company's Restated Articles of Incorporation shall apply to all sinking fund redemptions.

       (e) The amount payable to the holders of the New Preferred
Stock upon voluntary     or involuntary dissolution, liquidation
or winding up of the affairs of the Company or upon any distribution of its capital shall be at the rate of $100.00 per share in cash (exclusive of accrued and unpaid dividends).

     (t) 7 3/4% Cumulative Preferred Stock. A series of Serial Preferred Stock is designated as "7 3/4% Cumulative Preferred Stock" (such series being called in this subdivision (t), the "New Preferred Stock"), and has the following relative rights and preferences:

       (a) The number of shares constituting the New Preferred
Stock is 870,000.

       (b) The annual dividend rate on the New Preferred Stock
shall be $3.875 per share     in cash, and no more, and the date
from which dividends on all shares of the New Preferred Stock issued prior to the record date for the first dividend payment on the New Preferred Stock shall be cumulative shall be the date of issue thereof.

       (c) The New Preferred Stock is not redeemable prior to
July 1, 2003.  On or after    July 1, 2003, the New Preferred
stock shall be redeemable, in whole or in part, at the option of the Company. The redemption price for the New Preferred Stock (exclusive of accrued and unpaid dividends), to be paid in cash, shall be $50 per share.

       (d) The amount payable to the holders of the New Preferred
Stock upon voluntary     or involuntary dissolution, liquidation
or winding up of the affairs of the Company or upon any distribution of its capital shall be at the rate of $50 per share in cash (exclusive of accrued and unpaid dividends).




          2.  PROVISIONS RELATING TO PREFERENCE STOCK

     (a) Issue of Preference Stock in Series. Authority is hereby expressly vested in the Board of Directors of the Corporation to divide, and to provide for the issue from time to time of, the Preference Stock in series and to fix and determine as to each such series:

       (1) the designation of, and the number of shares to be issuable in, such series; provided, however, that if the Board of Directors of the Corporation, at any time after the initial issue of shares of any series with the privilege of conversion into shares of the Common Stock, shall provide for the issue of additional shares of such series, such additional shares shall not be offered by the Corporation at a price per share less than that at which the shares of such series initially issued shall have been offered;

       (2) the dividend rate per annum for the shares of such series;

       (3) the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

       (4) the amount payable upon each of such shares in the event of voluntary dissolution, liquidation or winding up of the Corporation;

       (5) the amount payable upon each of such shares in the event of involuntary dissolution, liquidation or winding up of the Corporation;

       (6) sinking fund provisions, if any, for the redemption or purchase of such shares (the term "sinking fund", as used herein, includes any analogous fund, however, designated);

       (7) if such shares are to be issued with the privilege of conversion into shares of the Common Stock, the terms and conditions on which such shares may be so converted; and

       (8) Any other variations in the relative rights and preferences as between different series, not inconsistent with the provisions of the Restated Articles of Incorporation, as amended, to the full extent which may hereafter be permitted by the laws of Illinois.

In all other respects the shares of Preference Stock of all series shall be identical.

     So long as any shares of any series of the Preference Stock established by resolution of the Board of Directors of the Corporation shall be outstanding, such resolution shall not be amended so as to affect any of the preferences or other rights of the holders of the shares of such series without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of such series outstanding at the time or as of a record date fixed by the Board of Directors of the Corporation, but such resolution may be so amended with such vote or consent.

     (b) Dividends. Subject to the preferential rights of the holders of Preferred Stock with respect to the payment of dividends, holders of the Preference Stock of each series shall be entitled to receive cash dividends, out of funds legally available therefor, when and as declared by the Board of Directors of the Corporation, at such rate per annum as shall have been fixed by the Board of Directors of the Corporation for the shares of such series. Dividends on the Preference Stock of all series shall be payable quarterly on the first day of each of the months of February, May, August and November in each year, each such quarterly payment to be in respect of the quarterly period ending with the day next preceding the date of such payment, except in the case of the first dividend payable on shares of any series issued between quarterly dividend payment dates, in which case such dividend shall be for the period beginning with the date of issue of such shares or the next preceding quarterly dividend payment date for the Preference Stock, as determined by the Board of Directors of the Corporation, and ending with the day next preceding either, as determined by the Board of Directors of the Corporation, the first or the second quarterly dividend payment date for the Preference Stock succeeding the date of issue of such shares. Dividends on the Preference Stock of each series shall be cumulative with respect to each share from the beginning date of the period for which the first dividend thereon was payable. Accumulations of dividends shall not bear interest. Whenever there shall be paid on the shares of any series of the Preference Stock the full amount or any part of the dividends payable thereon, there shall also be paid at the same time on the shares of each other series, if any, then outstanding the full amount or a like proportionate part, as the case may be, of the dividends payable thereon.

     No funds shall be paid into or set aside for any sinking fund created for any series of the Preference Stock or for any subordinate stock or stock of any class ranking on a parity with the Preference Stock with respect to the payment of dividends or the distribution of assets, unless all dividends on the Preference Stock for all past quarterly dividend periods, and (subject to the limitation hereinafter stated) for the current quarterly dividend period, shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Corporation, separate and apart from its other funds.

     No dividend shall be paid or other distribution made on any subordinate stock, other than a dividend or distribution solely of shares of subordinate stock, and no subordinate stock shall be purchased or otherwise acquired by the Corporation for a consideration, unless (1) all dividends on the Preference Stock for all past quarterly dividend periods, and (subject to the limitation hereinafter stated) for the currently quarterly dividend period, shall have been paid or shall have been declared and funds sufficient for such payment set aside by the Corporation, separate and apart from its other funds, and (2) all funds then and theretofore required to be paid into or set aside for any sinking fund or funds created for one or more series of the Preference Stock shall have been so paid or set aside.

     If the date of any payment or setting aside of funds, referred to in the second preceding paragraph, or the date of payment of any dividend or making of any other distribution or any purchase or other acquisition, referred to in the next preceding paragraph, shall be a quarterly dividend payment date, the references in such paragraphs to "the current quarterly dividend period" shall be inapplicable for all of the purposes thereof.

     (c) Redemption of Preference Stock. Subject to the limitations stated in subdivisions (d) and (e) of this Section 2, and except as may be otherwise provided by the Board of Directors of the Corporation in respect of the shares of a particular series established by resolution of the Board of Directors of the Corporation, shares of any one or more series of the Preference Stock may be called for redemption and redeemed, at the option of the Corporation, in whole at any time or in part from time to time, by the payment therefor in cash of the then applicable optional redemption price fixed by the Board of Directors of the Corporation for the shares of such series, together with a sum in the case of each share so to be redeemed, computed at the annual dividend rate for the series at which the particular share is a part from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon, each redemption to be effected upon notice the same as that provided in Section 1 in respect of the redemption of shares of Preferred Stock. All other provisions with respect to the method and effect of redemption of shares of the Preferred Stock shall be applicable to the redemption of shares of the Preference Stock in the same manner and with the same force and effect as though such provisions were set forth in full in this subdivision (c).

     (d) Limitations on Redemption and Purchase of Preference Stock. If and so long as the Corporation shall be in default in the payment of any quarterly dividend on shares of any series of the Preference Stock, or shall be in default in the payment of funds into or the setting aside of funds for any sinking fund created for any series of the Preference Stock, the Corporation shall not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or funds prior to such default);

       (1) redeem any shares of the Preference Stock unless all shares thereof are redeemed; or

       (2) purchase or otherwise acquire for a consideration any shares of the Preference Stock, except pursuant to offers of sale made by holders of the Preference Stock in response to an invitation for tenders given simultaneously by the Corporation by mail to the holders of record of all shares of the Preference Stock then outstanding at their respective addresses then appearing on the records of the Corporation.

     (e) Status of Preference Stock Redeemed or Purchased. All shares of the Preference Stock which shall be redeemed pursuant to any sinking fund created for any series of the Preference Stock, all shares of the Preference Stock which shall be purchased pursuant to any such sinking fund or applied in lieu of the payment of funds into or the setting aside of funds for any such sinking fund, and all shares of the Preference Stock of any series, issued with the privilege of conversion into shares of the Common Stock which shall be so converted, shall be retired and cancelled and shall not be reissued. Shares of the Preference Stock otherwise redeemed, purchased or acquired by the Corporation shall have the status of authorized and unissued shares or shall be retired and cancelled as may be determined by the Board of Directors of the Corporation.

     (f) Liquidation Preferences. in the event of dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of the Preference Stock of each series shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made to the holders of any subordinate stock, such amount per share as shall have been fixed by the Board of Directors of the Corporation as the voluntary liquidation price or the involuntary liquidation price, as the case may be, for the shares of such series; provided, however, that no such payment to holders of the Preference Stock shall be made until payment in full shall have been made to the holders of the Preferred Stock, or funds or other assets sufficient for such payment shall have been set aside by the Corporation, separate and apart from its other assets, in accordance with the provisions of Section 1. If upon any such dissolution, liquidation or winding up, the assets of the Corporation available for payment to stockholders are not sufficient to make payment in full to holders of the Preference Stock as above provided, payment shall be made to such holders ratably in accordance with the numbers of shares held by them respectively, and, in case there shall then be outstanding more than one series of Preference Stock, ratably in accordance with the respective distributive amounts to which such holders shall be entitled.

     (g) Restrictions on Certain Corporate Action. So long as any shares of the Preference Stock shall be outstanding the Corporation shall not, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of the Preference Stock outstanding at the time or as of a record date fixed by the Board of Directors of the Corporation:

       (1) create or authorize any stock of any class, other than Preferred Stock, ranking prior to or on a parity with the Preference Stock with respect to the payment of dividends or the distribution of assets; or

       (2) amend the Restated Articles of Incorporation of the Corporation so as to affect any of the preferences or other rights of the holders of the Preference Stock; provided, however, that if any such amendment would affect any of the preferences or other rights of the holders of one or more, but less than all, of the series of the Preference Stock then outstanding, the affirmative vote or the written consent of, and only of, the holders of at least two-thirds of the shares of each series so affected shall be required.

     So long as any shares of the Preference Stock shall be outstanding the Corporation shall not, without the affirmative vote or the written consent of the holders of a majority of the shares of the Preference Stock outstanding at the time or as of a record date fixed by the Board of Directors of the Corporation, consolidate with or merge into any other corporation, under applicable summary procedure, or make any sale or transfer of the property and business of the Corporation as or substantially as an entirety; provided, however, that this restriction shall not apply to a consolidation of the Corporation with or its merger into any corporation 50% or more of the voting securities of which are owned by the Corporation directly, or indirectly, through one or more corporations, or the sale or transfer of the property and business of the Corporation as or substantially as an entirety to a Corporation 50% or more of the voting securities of which are so owned by the Corporation, or any consolidation of the Corporation with or its merger into any other corporation or any sale or transfer of the property or business of the Corporation as or substantially as an entirety, which may be required by order or regulation of any commission or other governmental agency having jurisdiction in the premises. The term "sale or transfer", as used in this subdivision, includes a lease or exchange but does not include a mortgage or pledge.

     (h) Preemptive Rights. No holder of Preference Stock shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock, or of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.



            3.  PROVISIONS RELATING TO COMMON STOCK

     (a) Dividends. Subject to the preferential rights of the holders of the Preferred Stock and the Preference Stock with respect to the payment of dividends, as set forth in subdivision
(b) of Section 1 and subdivision (b) of Section 2, respectively, holders of the Common Stock shall be entitled to receive dividends, out of funds legally available therefore, when and as declared by the Board of Directors of the Corporation.

     (b) Liquidation Preferences. In the event of dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of the Common Stock shall be entitled to receive, ratably in accordance with the numbers of shares held by them respectively, the assets of the Corporation, available for payment to stockholders, remaining after payment in full shall have been made to holders of Preferred Stock and the Preference Stock in accordance with the provisions of subdivision (e) of
Section 1 and subdivision (f) of Section 2.

     (c) Preemptive Rights. No holder of Common Stock shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock, or of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

                           ARTICLE VI

     All right to vote and all voting power shall be vested in the shares of stock of every class, and each holder thereof shall be entitled to vote at the same rate of one vote for each share of stock held.

                          ARTICLE VII

     The Board of Directors of the Corporation may fill one or more vacancies in the Board of Directors of the Corporation arising between meetings of stockholders by reason of an increase in the number of directors, or otherwise, to the extent and in the manner provided by law.

                          ARTICLE VIII

     (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Business Corporation Act of the State of Illinois, or (iv) for any transaction from which the director derived an improper personal benefit. If the Business Corporation Act of the State of Illinois is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the Business Corporation Act of the State of Illinois, as so amended. Any repeal or modification of this paragraph (a) by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     (b) Each person who is or was or had agreed to become a director or officer of the Corporation, and each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee, or agent, trustee or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the Business Corporation Act of the State of Illinois or any other applicable laws as presently or hereafter in effect. Without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this paragraph (b). Any repeal or modification of this paragraph (b) shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.